UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2007

Microtune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31029-40	75-2883117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 10th Street, Plano, Texas	75074
(Address of principal executive offices)	(Zip Code)

(972) 673-1600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On January 9, 2007, Microtune, Inc. (the “Company” or “Microtune”) and International Business Machines Corporation (“IBM”) entered into the Fifth Amended and Restated Semiconductor Custom Manufacturing Attachment No. 1 (the “Attachment”) to that certain Custom Sales Agreement dated as of June 13, 2000 (the “IBM Agreement”), which, among other things, modified certain pricing and other contractual terms. The IBM Agreement governs the provision of semiconductor manufacturing services by IBM to Microtune on a purchase order basis. IBM has no obligation to supply products to the Company and the Company has no obligation to purchase products from IBM for any specific period or in any specific quantity, except as is set forth and agreed upon by the parties in a particular purchase order.

The foregoing description of the Attachment is qualified in its entirety by reference to the text of the Attachment, filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title
10.1(†)	Fifth Amended and Restated Semiconductor Custom Manufacturing Attachment No. 1 to the Custom Sales Agreement between International Business Machines Corporation and the Registrant dated January 9, 2007.

†	Portions of this exhibit were omitted pursuant to a request for confidential treatment and filed separately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROTUNE, INC.

Date: January 11, 2007	By:	/s/ Jeffrey A. Kupp
	Name:	Jeffrey A. Kupp
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
10.1(†)	Fifth Amended and Restated Semiconductor Custom Manufacturing Attachment No. 1 to the Custom Sales Agreement between International Business Machines Corporation and the Registrant dated January 9, 2007.

†	Portions of this exhibit were omitted pursuant to a request for confidential treatment and filed separately.